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                                                                  EXHIBIT 10.9

                         COOPERATION AGREEMENT BETWEEN
                       CENTILLIUM TECHNOLOGY CORPORATION
                                      AND
                         SUMITOMO ELECTRIC INDUSTRIES

     This Cooperation Agreement (this "Agreement") is effective as of October 15, 1997 (the "Effective Date") by and between Centillium Technology Corporation, a California corporation, having its principal place of business at 46824 Lakeview Blvd, Fremont, Ca. 94538, United States of America ("Centillium"), and Sumitomo Electric Industries, Ltd., a Japanese Corporation with its principal offices at 5-33 Kitahama 4-chome, Chuo-ku, Osaka, Japan ("Sumitomo").

                                - WITNESSETH -

     WHEREAS, Centillium has expertise in the area of telecommunications integrated circuits, including those which utilize multilevel modulation techniques to enable high speed communications over copper, also known as Digital Subscriber Line (xDSL) Technology; and

     WHEREAS, Sumitomo has expertise in the area of telecommunications systems and associated technologies; and

     WHEREAS, the parties hereto believe that each will derive benefit from a business relationship in which they will work cooperatively to define an integrated circuit solution for the copper interface portion of transmission systems (the "Interface Devices"), The Interface Devices shall consist of Digital Signal Processor ("DSP") and software, and are capable of addressing the main markets for xDSL which includes the Internet access market, single pair HDSL and FITL short reach DSL. The basic specification of the Interface Devices shall be described in the Attachment A to be provided by Centillium; and

     WHEREAS, Centillium will be in a position to provide Sumitomo with early models, system support, and loop environment engineering support in exchange for Sumitomo's commitment to use Centillium as its preferred vendor of the Interface Devices for as long as Centillium maintains competitive terms and conditions; and

     WHEREAS, the parties hereto wish to set forth in this Agreement the guidelines of their cooperation.

     NOW, THEREFORE, in consideration of the covenants herein contained, the parties hereto agree as follows:

1. Overall Objective of Cooperation

     (a) The objective of this cooperation is for both companies to work together in developing the proper "Interface Device" technologies and systems that can significantly develop the broadband telecommunications market. The first phase of this activity includes product definition and joint marketing to telco customers.
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     (b)  Each of the parties hereto will act in a commercially reasonable fashion to provide the resources necessary to accomplish the objectives set forth in this Agreement. Each of the parties hereto acknowledge and agrees that there are substantial technical, financial and commercial risks associated with a development activity of this type and, therefore, that neither of the parties hereto can guarantee that any of the development activities described in this Agreement or any subsequent activities to be described in any future agreements will be completed successfully.

     (c) Both parties agree that the future phases of this agreement may include the product development phase, and production phase. Both parties will work together to develop a detail agreement covering the relationship agreement between the two companies for future phases.

2. Scope of Cooperation

The parties' cooperation will be conducted in phases:

     (a)  Phase 1: Product Definition Phase

          (i) The parties hereto will jointly approve specifications for an integrated circuit solution for the Interface Devices.

          (ii) The parties hereto will co-market the resultant solution to the end customers (e.g., telcos).

     (b)  Phase 2: Prototyping Phase (Target Date: July 1998)

          (i) Sumitomo will evaluate Centillium's first prototype of the Interface Devices. Centillium will provide, without additional payment, except those stipulated in Article 3, reasonable quantities of evaluation boards to the Sumitomo for this evaluation. Sumitomo will provide a written report on the evaluation. Sumitomo agrees to provide additional evaluation reports throughout the period of this Agreement as subsequent iterations of the Interface Devices are prototyped and forwarded to Sumitomo for evaluation. Prototypes of second and/or future iterations of the Interface Devices will be provided free of charge unless they are custom iterations for Sumitomo in which case Centillium may charge a fee to be mutually agreed upon by the parties hereto.

          (ii) Upon request made by Sumitomo simultaneously with the evaluation reports stated above. Centillium shall incorporate into software portion of the Interface Devices the modules created by Sumitomo for Japanese market specifications. Sumitomo may dispatch reasonable numbers of its engineers to Centillium's facilities in order to create such modules by using the development environment of Centillium.

          (iii) In order to cover the NRE costs incurred by Centillium in regards to the abovementioned activities for Japanese Market specifications.
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                Centillium and Sumitomo shall mutually agree on payments in addition to the $250,000 as described in Article 2 below by Sumitomo to Centillium. This shall be done simultaneously with definition of the scope of the work for these activities by Centillium.

          (iv)  As the result of the co-development activities stated in item
                (b)(ii) and b(iii), technology, software and other intellectual property of Sumitomo may be incorporated in the Interface Devices. In such a case, Centillium and Sumitomo shall agree on a reasonable discount schedule offered to Sumitomo, which applies only to Interface Devices sold to Sumitomo. Centillium shall have a royalty free exclusive license to this Sumitomo's technology for manufacturing, using and selling the Interface Devices to all Centillium's other customers. Such license will be terminated upon the occurrence of the event described in item 6 in the Agreement. Both parties acknowledge that Sumitomo has been conducting certain activities with Analog Devices Corporation as to ADSL, ANSI T1.413, DMT implementation (the "ADSL project").

                Sumitomo hereby confirms to Centillium that Sumitomo is not cooperating with Analog Devices with respect to any other projects than the "ADSL Project". Sumitomo also confirms that it will not cooperate with any other entity on any other project involving Sumitomo's DSL technology that may result in products similar to the Interface Devices as set forth in the beginning of this Agreement, software and other intellectual property of Sumitomo (the "Sumitomo IP") related to the co-development activities in item (b)(ii) and (b)(iii) hereof. In furtherance of, and not in limitation to, Section 5 hereof any other agreement between Sumitomo and Centillium. Sumitomo will not disclose any of Centillium's confidential information to Analog Devices. Further, Sumitomo will not disclose any Sumitomo IP to Analog Devices other than such Sumitomo IP necessary for the ADSL Project. [As used herein, the ADSL Project shall not mean any modification, derivation or extension thereof not currently contemplated.

     (c)  Phase 3: Pre-production and Production Phase (Target Date: September
     1998)

          (i) Sumitomo will supply written acknowledgment that the Interface Devices meet all the specifications listed in the Product Specification agreed to by the parties. Upon the execution of the supply agreement between Centillium and Sumitomo stipulated in Section 6, Sumitomo will provide Centillium with a requirements forecast of its delivery requirements covering the next twelve month period for the Interface Devices to be purchased from Centillium.

          (ii) Sumitomo will also assist Centillium in establishing standards utilizing Centillium's modulation schemes and will support Centillium's
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                documentation efforts for the Interface Devices. If Centillium produces devices based upon such standards, Centillium will provide Sumitomo with access to such devices (e.g., alpha and beta test site) prior to the general commercial release of such devices.

          (iii) Sumitomo and Centillium agree that reasonable standard commercial terms and conditions will apply to the sale of all devices to Sumitomo.

3. Payments

     (a) Following the execution of this Agreement Sumitomo will pay Centillium a non-recurring engineering (NRE) charge of $250,000 to offset costs associated with Centillium's development of the Interface Devices. Development of the evaluation boards for the Central Office (CO) and customer premise Modem. Application support as well as limited special loop plant modeling that may be requested by Sumitomo. The $250,000 payment shall be made according to the following schedule:

          (i)   $150,000 upon the signing of the Agreement
          (ii) $100,000 upon acceptance by Sumitomo of the prototype devices and the evaluation board for the CO and the customer premise modem-not to exceed ninety (90) days after the delivery of the abovementioned by Centillium. Acceptance by Sumitomo shall not be unreasonably withheld. If Centillium receives no rejection within ninety (90) days, the Interfaces Devices shall be deemed accepted and the payment shall be immediately due.

     (b) This $250,000 is not part of the additional payments specified in 2(b)(iii) above.

4. Technology Ownership and Licenses

     (a) Nothing herein will be constructed as an express or implied license (under patents or otherwise) of any kind.

     (b) Centillium will have exclusive right to design and market Devices and any improvements of modifications thereto resulting from the activities of this Agreement.

     (c) Any information disclosed by Sumitomo to Centillium under this Agreement with respect to direct support of the Devices (i.e., with respect to
                                                         ---
characterization and performance of the Devices) may be freely used by Centillium for the purpose of implementation of design and implementation of manufacturing and supporting Devices sold to Centillium's customers, and other substantially similar activities Notwithstanding the confidential obligations in section 5 hereof. Centillium may, with Sumitomo's prior consent, disclose the specific information set forth above. Such consent shall not be un-reasonably withheld.
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5. Confidential Information and Non-Disclosure

     Any technical information and other business information disclosed hereunder by either party hereto to the other will be held in strict confidence by the receiving party from the date of disclosure until three years after the date this agreement expires or terminates, using the same degree of care as the receiving party uses for its own information of a similar kind, and will not be transferred or divulged to any third-party or any employee who does not have the requisite need to know. For purposes of interpreting this Agreement, employees of Sumitomo's affiliates, divisions or subsidiaries do not have the requisite need to know to obtain access to Centillium confidential information disclosed to Sumitomo hereunder. Such confidentiality obligation will not apply to portions of such technical information and other business information, if any,
(a) which were previously known to the other party hereto free of any confidentiality obligation, (b) which are or become known to the public, provided that such public knowledge is not attributable to a breach of this Agreement by the other party hereto, (c) which the furnishing party explicitly agrees in writing need not be kept confidential (either in this Agreement or separately), or (d) which are received by the other party hereto rightfully from a third-party without a restriction on disclosure. Further, Centillium agrees not to disclose to any other party any of the specifics of Sumitomo's system testing and results that might specifically indicate a problem related to such system. However, if the Devices, are modified by Centillium to remedy a system problem, Centillium may disclose such test information as may be necessary to support such modified Devices, to the extent that such disclosure coincides with the availability of the Modified Devices.

6. Supply Agreement of Interface Devices

     Centillium and Sumitomo agree to execute the supply agreement of Interface Devices purchased by SEI from Centillium simultaneously with written acknowledgement of Sumitomo that the Interface Devices meet all the specifications listed in the product specification agreed to by both parties. Such Supply Agreement shall include the following statement.

          (i) Centillium may elect at any time during the term of this Agreement, to discontinue the manufacture of the Interface Devices, provided that Centillium shall continue to supply to Sumitomo upgrade version of the Interface Devices, if any upgrade exist. If Centillium makes the election described in the foregoing sentence, it shall provide Sumitomo twelve (12) months prior written notice and the opportunity to make a life time supply purchase. Sumitomo may place orders for an amount of Interface Devices not to exceed three (3) times the pre-notice production rate at any time during such twelve (12) months for delivery up to eighteen (18) months after receipt of notice. The supply of any upgrade version shall be subject to the terms of a new Supply Agreement reasonably acceptable to both parties.
          (ii) Centillium shall place into escrow both of the source code and object
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               code of the software utilized for Interface Devices, and all the necessary data to manufacture the Interface Devices ("Escrowed Items"). If Centillium ceases the manufacture of the Interface Devices and Centillium is unable to provide Sumitomo with the purchase right similar to the one stated in (6)(1), for the reason of voluntary or involuntary bankruptcy. Escrowed items shall be disclosed to Sumitomo. In such a case, Centillium shall grant to Sumitomo a royalty free, non-exclusive license of the relevant know-how and patents owned by Centillium for the purpose of production of the Interface Devices.

7.  Term

     This Agreement will expire Four (4) years after the Effective Date unless extended in writing by mutual parties.

8.  Governing Law

     The construction, interpretation and performance of this Agreement will be governed by the laws of the State of California without reference to its conflict of laws and principals. The United Nations Convention on Contracts for the International Sale of Goods will not apply to the sale of Devices hereunder.

9.  Entire Agreement

     This Agreement sets forth the entire agreement and understanding between the parties hereto with respect to its subject matter. It merges all discussions between them and voids and replaces each and every other agreement or understanding which may heretofore have existed between Centillium and Sumitomo regarding such subject matter. Notwithstanding the foregoing, the Nondisclosure Agreement between the parties hereto, dated August 27, 1997, as amended, will be deemed incorporated herein by reference, provided that each party hereto will be permitted to use any information disclosed thereunder to the extent permitted in this Agreement.

10. Publicity

     (a) Neither party hereto will disclose the existence or content of this Agreement without the other's prior written consent, which will not be unreasonably withheld. Each party will submit to the other all proposed publicity material relating to the disclosure of this Agreement or the relationship of the parties hereto.

     (b) This Section 9 will not prohibit disclosure by a party if such disclosure is required by a court of competent jurisdiction, law or regulation.

     IN WITNESS WHEREOF, each of Centillium Technology Corporation, and Sumitomo Electric Industries Ltd. have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorize, the day and year first above written.
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CENTILLIUM TECHNOLOGY CORP.             Sumitomo Electric Industries, Ltd.
--------------------------              ----------------------------------

Faraj Aalaei:                                 Hideo Takahashi
-------------                                 ---------------
VP Planning and Business Development   General Manager, Systems and Electronics
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                                       R&D
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/s/ Faraj Aalaei                       /s/ Hideo Takahashi
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        10/13/97                             10/24/97